  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 1996
                                                        REGISTRATION NO. 333-71

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- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                            AMENDMENT NO. 3 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------
                          KAISER ALUMINUM CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
              DELAWARE                            94-3030279
                                               (I.R.S. EMPLOYER
    (STATE OR OTHER JURISDICTION            IDENTIFICATION NUMBER)
  OF INCORPORATION OR ORGANIZATION)
                          5847 SAN FELIPE, SUITE 2600
                             HOUSTON, TEXAS 77057
                                (713) 267-3777
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ANTHONY R. PIERNO
                      VICE PRESIDENT AND GENERAL COUNSEL
                          KAISER ALUMINUM CORPORATION
                          5847 SAN FELIPE, SUITE 2600
                             HOUSTON, TEXAS 77057
                                (713) 267-3777
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
         JOHN WM. NIEMAND II                 HOWARD A. SOBEL, ESQ.
      ASSISTANT GENERAL COUNSEL            KRAMER, LEVIN, NAFTALIS,
     KAISER ALUMINUM CORPORATION            NESSEN, KAMIN & FRANKEL
        6177 SUNOL BOULEVARD                   919 THIRD AVENUE
    PLEASANTON, CALIFORNIA 94566           NEW YORK, NEW YORK 10022
           (510) 847-5790                       (212) 715-9100
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective, as determined by market conditions and other factors.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                        CALCULATION OF REGISTRATION FEE
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
                                           PROPOSED       PROPOSED
                                           MAXIMUM        MAXIMUM
 TITLE OF EACH CLASS OF                 OFFERING PRICE   AGGREGATE      AMOUNT OF
    SECURITIES TO BE      AMOUNT TO BE       PER          OFFERING     REGISTRATION
     REGISTERED(1)       REGISTERED(1)      SHARE          PRICE           FEE
- -----------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share.........   10,000,000        (2)            (2)            (2)
- -----------------------------------------------------------------------------------

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(1) The shares of Common Stock offered hereby may be deliverable, among other things, upon the conversion, exchange or redemption of debt securities of MAXXAM Inc. (the "Exchangeable Securities") which are convertible, exchangeable or redeemable for Common Stock. This Registration Statement covers such indeterminate number of additional shares of Common Stock and such other equity securities of Kaiser that may become deliverable in exchange for, or upon redemption or conversion of, Exchangeable Securities by reason of stock splits, combinations, stock dividends, reclassifications, recapitalizations or other actions of Kaiser that modify its capital structure or by reason of any exchange by MAXXAM of lower voting shares for higher voting shares of Kaiser as may be permitted by the terms applicable to any Exchangeable Securities, as well as any such exchange of lower voting shares for higher voting shares.
(2) A registration fee in the amount of $44,182 was previously paid.
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses of the Company attributable to this offering will be reimbursed by MAXXAM Inc. and, exclusive of underwriting discounts and commissions, are as follows:

    SEC registration fee.............................................. $ 44,182
   *Printing and engraving............................................  150,000
   *Legal fees and expenses...........................................   50,000
   *Accounting fees and expenses......................................      --
   *Blue Sky fees and expenses (including counsel fees)...............   15,000
   *Miscellaneous.....................................................   40,818
                                                                       --------
     Total............................................................ $300,000
                                                                       ========

- --------
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

  Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any person, including directors and officers, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify its directors, officers, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director, officer, employee or agent is adjudged to be liable to the corporation. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director, officer, employee or agent actually and reasonably incurred in connection therewith.

  The Registrant's Restated Certificate of Incorporation and By-laws provide for indemnification of directors, officers and employees of the Registrant to the fullest extent authorized by law.

  The Registrant has entered into indemnification agreements with certain of its directors and officers which provide that the Registrant will indemnify such individuals if and whenever they were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are or were a director, officer or employee of the Registrant or any of its subsidiaries, or are or were serving at the request of the Registrant or any of its subsidiaries as a director, officer, employee, agent or other official of another corporation, partnership, joint venture, trust, or other enterprise, against judgments, fines and amounts paid in settlement and reasonable expenses (including attorneys' fees) actually incurred by them in connection with such action, suit or proceeding except to the extent that (a) any judgments, fines, amounts paid in settlement and expenses are finally determined by a court of competent jurisdiction to have resulted from their gross negligence or bad faith in the performance of their duties (or, alternatively in the case of certain of the indemnification agreements, result from conduct which is finally determined by a court of competent jurisdiction to be knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct), (b) any amount is paid without the prior approval of the Registrant in settlement of a proceeding brought in the name and on behalf of the Registrant or another corporation, partnership, joint venture, trust or other enterprise for which they are or were serving at the request of the Registrant as a director, officer, employee, agent or other official, (c) such indemnification is otherwise prohibited by law, whether by statute, court decision or otherwise, or (d) reimbursement of such expenses has actually been made pursuant to insurance policies maintained by the Registrant for their benefit. For these purposes, service at the request of the Registrant with respect to an "other enterprise" includes service with respect to any employee benefit plan. The agreements further provide for the advancement of expenses incurred in defending any such action, suit or proceeding upon receipt of a repayment undertaking if it is ultimately determined that such individuals are not entitled to be indemnified or to the extent they recover such expenses from others pursuant to insurance or otherwise.

  The Registrant may terminate the agreements on 90 days' prior written notice to such individuals, but the indemnification provided by the agreements continues to apply to all actions taken or failed to be taken by such individuals prior to the expiration of the 90-day notice period notwithstanding such termination.

  The foregoing discussion is qualified in its entirety by reference to the DGCL, the Registrant's Restated Certificate of Incorporation and By-laws, and the referenced indemnification agreements.

  Subject to certain limitations and exceptions, the Company has insurance coverage for losses by any person who is or hereafter may be a director or officer of the Company arising from claims against that person for any wrongful act in his capacity as a director or officer of the Company or any of its subsidiaries. The policy also provides for reimbursement to the Company for indemnification given by the Company pursuant to common or statutory law or its certificate or incorporation or by-laws to any such person arising from any such claims.

  The foregoing discussion is qualified in its entirety by reference to the DGCL and the Registrant's Restated Certificate of Incorporation and By-laws, and the referenced indemnification agreements.

ITEM 16. EXHIBITS.

                               INDEX OF EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
    4.1  Restated Certificate of Incorporation of Kaiser Aluminum Corporation
         (the "Company"), dated February 21, 1991 (incorporated by reference to
         Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form
         S-1, dated June 11, 1991, filed by the Company, Registration No. 33-
         37895).
    4.2  By-laws of the Company, amended as of February 26, 1991 (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registration
         Statement on Form S-1, dated June 11, 1991, filed by the Company,
         Registration No. 33-37895).
    5.1  Opinion of Anthony R. Pierno, Vice President and General Counsel of
         the Company, with respect to the Common Stock being registered hereunder.
   *5.2  Opinion of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel with respect to the Exchangeable Securities (as such term is defined on the cover page to this Registration Statement).
  *11    Computation of Earnings (Loss) per Common and Common Equivalent Share.
  *12    Computation of Consolidated Ratio of Earnings to Combined Fixed
         Charges and Preferred Stock Dividends.
  *23.1  Consent of Arthur Andersen LLP.
  *23.2  Consent of Wharton Levin Ehrmantraut Klein & Nash, P.A.
  *23.3  Consent of Thelen, Marrin, Johnson & Bridges.
   23.4  Consent of Anthony R. Pierno, Vice President and General Counsel of
         the Company (contained in Exhibit 5.1).
  *23.5  Consent of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel (contained in Exhibit 5.2).
  *25    Power of Attorney (on signature page).

- --------
 *Previously filed.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

    (2) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The Company hereby undertakes that:

    (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERETO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON APRIL 24, 1996.

                                        Kaiser Aluminum Corporation

                                                         *
                                        By _____________________________________
                                                George T. Haymaker, Jr.
                                            Chairman of the Board and Chief
                                                   Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                       CAPACITIES                  DATE
             ----------                       ----------                  ----

                 *                   Chairman of the Board and       April 24, 1996
____________________________________ Chief Executive Officer
      George T. Haymaker, Jr.        (Principal Executive
                                     Officer)

           John T. La Duc            Vice President and Chief        April 24, 1996
____________________________________ Financial Officer (Principal
           John T. La Duc            Financial Officer)

        Arthur S. Donaldson          Controller (Principal           April 24, 1996
____________________________________ Accounting Officer)
        Arthur S. Donaldson

                 *                   Director                        April 24, 1996
____________________________________
        Robert J. Cruikshank

                 *                   Director                        April 24, 1996
____________________________________
           Ezra G. Levin

                 *                   Director                        April 24, 1996
____________________________________
          Robert J. Petris

         Charles E. Hurwitz          Director                        April 24, 1996
____________________________________
         Charles E. Hurwitz

                 *                   Director                        April 24, 1996
____________________________________
           Robert Marcus

      /s/ John W. Niemand
*By:______________________
       John W. Niemand,
 Assistant General Counsel and
     Attorney-In-Fact

                               INDEX OF EXHIBITS

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                            PAGES
 -------                       -----------                         ------------
    4.1  Restated Certificate of Incorporation of Kaiser
         Aluminum Corporation (the "Company"), dated February
         21, 1991 (incorporated by reference to Exhibit 3.1 to
         Amendment No. 2 to the Registration Statement on Form
         S-1, dated June 11, 1991, filed by the Company,
         Registration No. 33-37895).
    4.2  By-laws of the Company, amended as of February 26, 1991
         (incorporated by reference to Exhibit 3.2 to Amendment
         No. 2 to the Registration Statement on Form S-1, dated
         June 11, 1991, filed by the Company, Registration No.
         33-37895).
    5.1  Opinion of Anthony R. Pierno, Vice President and
         General Counsel of the Company, with respect to the
         Common Stock being registered hereunder.
   *5.2  Opinion of Kramer, Levin, Naftalis, Nessen, Kamin &
         Frankel with respect to the Exchangeable Securities (as
         such term is defined on the cover page to this
         Registration Statement).
  *11    Computation of Earnings (Loss) per Common and Common
         Equivalent Share.
  *12    Computation of Consolidated Ratio of Earnings to
         Combined Fixed Charges and Preferred Stock Dividends.
  *23.1  Consent of Arthur Andersen LLP.
  *23.2  Consent of Wharton Levin Ehrmantraut Klein & Nash, P.A.
  *23.3  Consent of Thelen, Marrin, Johnson & Bridges
   23.4  Consent of Anthony R. Pierno, Vice President and
         General Counsel of the Company (contained in Exhibit
         5.1).
  *23.5  Consent of Kramer, Levin, Naftalis, Nessen, Kamin &
         Frankel (contained in Exhibit 5.2).
  *25    Power of Attorney (on signature page).

- --------
 *Previously filed.